EXHIBIT 10.7a


                      PINNACLE WEST CAPITAL CORPORATION

                       ARIZONA PUBLIC SERVICE COMPANY

                         SUNCOR DEVELOPMENT COMPANY

                                     AND

                        EL DORADO INVESTMENT COMPANY

                     SUPPLEMENTAL EXECUTIVE BENEFIT PLAN


            Amended and Restated Effective as of January 1, 1992

                              TABLE OF CONTENTS

                                                                        Page

ARTICLE 1 Definitions . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2 Selection, Enrollment and Eligibility . . . . . . . . . . . .    5

       2.1  Selection by Committee  . . . . . . . . . . . . . . . . . .    5
       2.2  Enrollment Requirements . . . . . . . . . . . . . . . . . .    6
       2.3  Eligibility; Commencement of Participation  . . . . . . . .    6

ARTICLE 3 Vesting; Account Balance Allocation . . . . . . . . . . . . .    6

       3.1  Vesting in Change in Control Benefit  . . . . . . . . . . .    6
       3.2  Account Balance Allocations . . . . . . . . . . . . . . . .    7

ARTICLE 4 Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .    7

       4.1  Change in Control Benefit . . . . . . . . . . . . . . . . .    7
       4.2  Employer Benefit  . . . . . . . . . . . . . . . . . . . . .    7
       4.3  Withholding and Payroll Taxes . . . . . . . . . . . . . . .    8

ARTICLE 5 Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . .    8

       5.1  Beneficiary . . . . . . . . . . . . . . . . . . . . . . . .    8
       5.2  Beneficiary Designation; Change; Spousal Consent  . . . . .    8
       5.3  Acknowledgment  . . . . . . . . . . . . . . . . . . . . . .    8
       5.4  No Beneficiary Designation  . . . . . . . . . . . . . . . .    8
       5.5  Doubt as to Beneficiary . . . . . . . . . . . . . . . . . .    8
       5.6  Discharge of Obligations  . . . . . . . . . . . . . . . . .    9

ARTICLE 6 Termination, Amendment or Modification of the Plan  . . . . .    9

       6.1  Termination, Amendment or Modification Prior  to One Year
            Before Change in Control  . . . . . . . . . . . . . . . . .    9
       6.2  Termination,  Amendment or  Modification Within  One Year
            Before Change of Control or Following Change in Control . .    9
       6.3  Termination of Plan Agreement . . . . . . . . . . . . . . .   10

ARTICLE 7 Other Benefits and Agreements . . . . . . . . . . . . . . . .   10
       7.1  Coordination with Other Benefits  . . . . . . . . . . . . .   10

ARTICLE 8 Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

       8.1  Establishment of the Trust  . . . . . . . . . . . . . . . .   11
       8.2  Interrelationship of the Plan and the Trust . . . . . . . .   11
       8.3  Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE 9 Insurance Policies  . . . . . . . . . . . . . . . . . . . . .   12

       9.1  Policies  . . . . . . . . . . . . . . . . . . . . . . . . .   12
       9.2  Documents Required By Insurer . . . . . . . . . . . . . . .   12

ARTICLE 10 Administration . . . . . . . . . . . . . . . . . . . . . . .   12

       10.1 Committee Duties  . . . . . . . . . . . . . . . . . . . . .   12
       10.2 Agents  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       10.3 Binding Effect of Decisions . . . . . . . . . . . . . . . .   12
       10.4 Indemnity of Committee  . . . . . . . . . . . . . . . . . .   13
       10.5 Employer Information  . . . . . . . . . . . . . . . . . . .   13

ARTICLE 11 Claims Procedures  . . . . . . . . . . . . . . . . . . . . .   13

       11.1 Presentation of Claim . . . . . . . . . . . . . . . . . . .   13
       11.2 Notification of Decision  . . . . . . . . . . . . . . . . .   13
       11.3 Review of a Denied Claim  . . . . . . . . . . . . . . . . .   14
       11.4 Decision on Review  . . . . . . . . . . . . . . . . . . . .   14
       11.5 Legal Action  . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE 12 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .   14

       12.1 Unsecured General Creditor  . . . . . . . . . . . . . . . .   14
       12.2 Employer's Liability  . . . . . . . . . . . . . . . . . . .   15
       12.3 Nonassignability  . . . . . . . . . . . . . . . . . . . . .   15
       12.4 Not a Contract of Employment  . . . . . . . . . . . . . . .   15
       12.5 Furnishing Information  . . . . . . . . . . . . . . . . . .   15
       12.6 Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       12.7 Captions  . . . . . . . . . . . . . . . . . . . . . . . . .   15
       12.8 Governing Law . . . . . . . . . . . . . . . . . . . . . . .   15
       12.9 Validity  . . . . . . . . . . . . . . . . . . . . . . . . .   16
       12.10     Notice . . . . . . . . . . . . . . . . . . . . . . . .   16
       12.11     Successors . . . . . . . . . . . . . . . . . . . . . .   16
       12.12     Spouse's Interest  . . . . . . . . . . . . . . . . . .   16
       12.13     Incompetent  . . . . . . . . . . . . . . . . . . . . .   16
       12.14     Distribution in the Event of Taxation  . . . . . . . .   17

                      PINNACLE WEST CAPITAL CORPORATION

                       ARIZONA PUBLIC SERVICE COMPANY

                         SUNCOR DEVELOPMENT COMPANY

                                     AND

                        EL DORADO INVESTMENT COMPANY

                     SUPPLEMENTAL EXECUTIVE BENEFIT PLAN


            Amended and Restated Effective as of January 1, 1992

            The purpose of this Plan is to provide specified benefits to a select group of management, highly compensated employees and Directors who contribute materially to the continued growth, development and future business success of Pinnacle West Capital Corporation, an Arizona corporation, Arizona Public Service Company, an Arizona corporation, SunCor Development Company, an Arizona corporation, El Dorado Investment Company, an Arizona corporation, and their subsidiaries. This Plan is amended and restated effective as of January 1, 1992.


                                  ARTICLE 1
                                 Definitions

       For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meaning:

1.1 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 5 below, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.2 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more beneficiaries.

1.3    "Board" shall mean the Board of Directors of the Company.

1.4 "Change in Control" shall mean the date upon which the first of the following events occurs:

       (a) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
              Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Act"), or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement;

       (b) A change in control of ownership of the Company through a transaction or series of transactions, such that any person (as that term is used in Sections 13 and 14(d)(2) of the Act) is or becomes the beneficial owner (as that term is used in
              Section 13(d) of the Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

       (c) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

       (d) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

       (e) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

       (f)    Substantially  all  of  the  assets  of the  Company  and  its subsidiaries, in the aggregate, are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member;

       (g) More than eighty percent (80%) of the stock, or substantially all of the assets of, any Employer, other than the Company, are sold or otherwise transferred to a party or parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which that Employer is a member, provided, that (i) with respect to any Employer that is not a Significant Subsidiary (as defined in Regulation S-X promulgated by the Securities and Exchange Commission, as in effect on the date hereof) of the Company, any such event shall constitute a Change in Control with respect to such Employer only if the Board determines, within forty-five (45) days of such event, that such event constitutes a Change in Control, and (ii) any such event shall constitute a Change in Control only with respect to that Employer and its employees or Directors who are Participants;

       (h) The Company voluntarily files a petition for bankruptcy under federal bankruptcy law, or an involuntary bankruptcy petition is filed against the Company under federal bankruptcy law, which involuntary petition is not dismissed within 120 days of the filing or such later date as agreed to by the Company and the parties filing the involuntary petition or as may be approved by a court;

       (i) The Company makes a general assignment for the benefit of creditors; or

       (j) The Company seeks or consents to the appointment of a trustee, receiver, liquidator or similar person.

1.5    "Change  in  Control Benefit"  shall mean  the  benefit set  forth in
       Section 4.1 below.

1.6    "Claimant" shall have the meaning set forth in Section 11.1 below.

1.7    "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.8 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of
       Article 10 below.

1.9 "Company" shall mean Pinnacle West Capital Corporation, an Arizona corporation.

1.10 "Director" shall mean any member of the board of directors of an Employer.

1.11 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan, as determined in the sole discretion of the Committee, had the Participant been a participant in such a plan.

1.12 "Employer" shall mean the Company, Arizona Public Service Company, an Arizona corporation, SunCor Development Company, an Arizona corporation, El Dorado Investment Company, an Arizona corporation, and/or any subsidiaries of such corporations that have been selected by the Board to participate in the Plan.

1.13 "Employer Benefit" shall mean the benefit set forth in Section 4.2 below.

1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.15 "Insurer" shall mean the insurance company or companies that issue one or more Policies.

1.16   "Participant"  shall  mean any  employee or  Director of  an Employer
       (a) who is selected to participate in the Plan, (b) who elects to participate in the Plan, (c) who signs a Plan Agreement and a Beneficiary Designation Form, (d) whose signed Plan Agreement and Beneficiary Designation Form are accepted by the Committee, (e) who commences participation in the Plan on his or her Plan Entry Date, and (f) whose Plan Agreement has not terminated.

1.17   "Participant's  Account"  shall   mean  an  account  established   in
       accordance with Section 8.3 below.

1.18 "Plan" shall mean the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Supplemental Executive Benefit Plan, which is defined by this instrument and by each Plan Agreement, all as amended from time to time.

1.19 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.20   "Plan  Entry Date" shall  mean one of  two dates in any  Plan Year on which an employee or Director selected by the Committee to participate in the Plan is eligible to commence participation in the Plan in accordance with Article 2. The two entry dates are January 1 and July 1.

1.21 "Plan Year" shall, for the first Plan Year, begin on January 1, 1992, and end on December 31, 1992. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31 of that year.

1.22 "Policy" or "Policies" shall mean the policy or policies issued in the name of the Trustee in accordance with the terms and conditions of this Plan and each respective Plan Agreement.

1.23 "Retirement" and "Retires" shall mean, with respect to an employee, severance from employment with all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of: (a) age sixty-five (65), (b) age sixty (60) with ten (10) Years of Service, or (c) age fifty-five (55) with twenty (20) Years of Service; and shall mean, with respect to a Director who is not an employee, severance of his or her directorship(s) with all Employers on or after the earlier of the attainment of: (x) age sixty-five (65), (y) age sixty (60) with ten
       (10) years of  board service, or (z) age  fifty-five (55) with twenty
       (20) years of board service. If a Participant is both an employee and a Director, Retirement shall not occur until he or she Retires as both an employee and a Director; provided, however, that such a Participant may elect, in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an employee of all Employers.

1.24 "Termination of Employment" shall mean the ceasing of employment with or service as a Director of all Employers, voluntarily or involun-tarily, for any reason other than Retirement, Disability, leave of absence or death. If a Participant is both an employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with all Employers as an employee.

1.25 "Trust" shall mean the trust established pursuant to that certain Trust Agreement dated as of January 1, 1992, between all Employers and the Trustee, as the same may be amended or restated from time to time.

1.26 "Trustee" shall mean the trustee named in the Trust and any successor trustee.

1.27 "Vesting Date" shall mean the date upon which a Participant becomes 100% vested in his or her Change in Control Benefit in accordance with Section 3.1 below.

1.28 "Years of Service" shall mean the total number of years in which a Participant has been employed by one or more Employers and has completed in each of those years 1,000 hours of service. For purposes of this definition only, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.


                                  ARTICLE 2
                    Selection, Enrollment and Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management, highly compensated employees and Directors of the Employers. From that group, the Committee shall select, in its sole discretion, employees and Directors of the Employers to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected employee or Director shall complete, execute and return to the Committee a Plan Agreement and a Beneficiary Designation Form. In addition, the Committee, in its sole discretion, shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, that employee or Director shall commence participation in the Plan on the Plan Entry Date that immediately follows his or her selection to participate in the Plan. If a selected employee or Director fails to meet all such requirements prior to that Plan Entry Date, that employee or Director shall not be eligible to participate in the Plan until the Plan Entry Date that follows his or her completion of those requirements.


                                  ARTICLE 3
                     Vesting; Account Balance Allocation

3.1    Vesting in Change in Control Benefit.

       (a) General Rule. If a Participant has not Retired, died, suffered a Disability or experienced a Termination of Employment prior to 90 days prior to a Change in Control, the Participant shall become 100% vested in his or her Change in Control Benefit on January 1 of the Plan Year following the Change in Control (the "Vesting Date"); provided, however, that if a Participant voluntarily terminates his or her employment with all Employers at any time on or after the date of the Change in Control and prior to the Vesting Date, that Participant shall forfeit his or her rights to benefits under this Plan.

       (b) Early Vesting. If at any time on or after 90 days prior to a Change in Control and prior to the Vesting Date a Participant Retires, dies, suffers a Disability or experiences an involuntarily termination of employment with all Employers, the Participant (or the Participant's Beneficiary in the event of the Participant's death) shall become 100% vested in his or her Change in Control Benefit on the later of (i) the date of the Change in Control or (ii) the date of such Retirement, death, Disability or involuntary termination of employment, and such date (rather than January 1 of the following Plan
              Year) shall be considered the "Vesting Date" for purposes of this Plan.

3.2 Account Balance Allocations. Within 60 days of the end of each Plan Year, each Participant with a balance in his or her Participant's Account shall receive a statement of the dollar amount of his or her balance.


                                  ARTICLE 4
                                  Benefits

4.1    Change in Control Benefit.

       (a)    Eligibility.    On the  Vesting Date,  the Participant  or the
              Participant's Beneficiary shall become entitled to the Change in Control Benefit described in this Section 4.1.

       (b) Benefit and Payment. The "Change in Control Benefit" shall be a dollar amount that is equal to the fair market value of the assets allocated to and held in the Participant's Account as of the Vesting Date, plus any earnings allocated to that account from that date to the date of payment of the Change in Control Benefit. This benefit shall be paid to the Participant, or his or her Beneficiary, within 90 days of the Vesting Date.

4.2    Employer Benefit.

       (a) Eligibility. The Participant's Employer shall be entitled to the Employer Benefit if:

                  (i) A Participant Retires, suffers a Disability or experiences a Termination of Employment prior to 90 days prior to a Change in Control;

                 (ii) A Participant voluntarily terminates his or her employment (other than by Retirement or Disability) with all of his or her Employers at any time on or after the date of a Change in Control and prior to January 1 of the Plan Year following a Change in Control; or

                (iii)       A Participant dies at any time.

       (b)    Benefit  and  Payment.   The  "Employer  Benefit"  shall be  a
              distribution of the assets allocated to and held in the Participant's Account as of the date of the event described in
              Section 4.2(a) above after taking in account any distributions made or to be made in accordance with Section 4.1 above, plus any earnings allocated to that account from that date to the date of payment of the Employer Benefit. This benefit shall be paid to the Participant's Employer within 120 days of January 1 of the Plan Year following that event.

4.3 Withholding and Payroll Taxes. The Trustee shall withhold from any and all benefit payments made under this Article 4, all federal, state and local income, employment and other taxes required to be withheld in connection with the payment of benefits hereunder, in amounts to be determined in sole discretion of the Participant's Employer.


                                  ARTICLE 5
                                 Beneficiary

5.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant.

5.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names, with respect to more than 50% of his or her benefit under this Plan, someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee before his or her death.

5.3    Acknowledgment.   No  designation  or  change  in  designation  of  a
       Beneficiary   shall  be   effective  until  received,   accepted  and
       acknowledged in writing by the Committee or its designated agent.

5.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 5.1, 5.2 and 5.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

5.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, before a Change in Control, to cause the Trustee to withhold such payments until this matter is resolved to the Committee's satisfaction.

5.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


                                  ARTICLE 6
                          Termination, Amendment or
                          Modification of the Plan

6.1 Termination, Amendment or Modification Prior to One Year Before Change in Control. Prior to one year before a Change in Control, each Employer reserves the right to terminate the Plan or any related Plan Agreement, in whole or in part, with respect to Participants whose services are retained by that Employer, and the Company reserves the right to amended or modify the Plan or any related Plan Agreement, in whole or in part, with respect to all Participants. Notwithstanding the foregoing, no termination, amendment or modification shall be effective to decrease or reduce a Participant's potential benefits under this Plan below the fair market value of the assets in his or her Participant's Account as reflected on the last statement provided under Section 3.2 above prior to the effective date of the termination, amendment or modification.

6.2 Termination, Amendment or Modification Within One Year Before Change of Control or Following Change in Control.

       (a) General. Within one year before a Change in Control and thereafter, neither the Company, any subsidiary of the Company nor any corporation, trust or other person that succeeds to all or any substantial portion of the assets of the Company shall have the right to terminate, amend or modify the Plan and/or any Plan Agreement in effect prior to such Change in Control, and all benefits under the Plan and any such Plan Agreement shall thereafter be paid in accordance with the terms of the Plan and such Plan Agreement, as in effect immediately prior to such Change in Control. If the Plan is terminated, amended, or modified within one year before the Change in Control, such termination, amendment or modification shall be considered void as of the date of the termination, amendment or modification. Subject to Section 6.2(b) below, any provision of this Plan or any Plan Agreement to the
              contrary  shall   be   construed  in   accordance  with   this
              Section 6.2(a).

       (b) Compliance with ERISA and Code. Notwithstanding any other provision of this Plan, if, at any time within one year before a Change in Control or any time thereafter, counsel to the Company advises the Company in writing that it is counsel's opinion that the provisions of this Plan and/or any related Plan Agreement are not in compliance with ERISA or the Code, or any final or proposed regulation or ruling under ERISA or the Code promulgated by the Internal Revenue Service or the Department of Labor, the Company shall have the right, in its sole discretion, to amend, modify or terminate this Plan and/or any related Plan Agreement in order to comply with such applicable law, to minimize the Plan's noncompliance with such applicable law and/or to avoid the Plan from failing to comply with such applicable law.

       (c) Limitation. If the Company elects to amend, modify or terminate the Plan and/or any Plan Agreement under
              Section 6.2(b), the Company may do so only to the extent that such amendment, modification or termination does not decrease or reduce a Participant's potential benefit under this Plan below the fair market value of the assets in his or her Participant's Account as reflected on the last statement provided under Section 3.2 above prior to the effective date of the termination, amendment or modification.

6.3 Termination of Plan Agreement. Absent the earlier termination, modification or amendment of the Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the applicable benefit provided under Article 4.


                                  ARTICLE 7
                        Other Benefits and Agreements

7.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees or directors of the
       Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

       The benefit, if any, to be received under this Plan shall be offset, but not below zero, by the benefits that a Participant has received in the past as a "Short-Term Payout" or as a result of an "Unforeseeable Financial Emergency" under the Pinnacle West Capital Corporation, Arizona Public Service Company, Suncor Development Company and El Dorado Investment Company 1992 Deferred Compensation Plan, which was effective January 1, 1992.


                                  ARTICLE 8
                                    Trust

8.1 Establishment of the Trust; Premiums. The Employers shall establish the Trust and shall at least annually transfer over to the Trust such assets as the Committee determines, prior to a Change in Control, or the Trustee determines, after a Change in Control, are necessary to provide for the Employers' future liabilities created with respect to the benefits provided under the Plan and the Plan Agreements, including, without limitation, the payment of insurance premiums in amounts sufficient to acquire and maintain all Policies held by the Trustee. At the direction of the Committee, prior to a Change in Control, or the Trustee, after a Change in Control, the Employers shall pay any and all Policy premiums and other costs directly to the Insurer. In addition, if the Trust incurs any tax liability, the Employers, to the extent the administrative account is insufficient to pay such taxes, shall contribute to the Trust sufficient funds to allow the Trustee to pay any such tax liability.

8.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant and the Employers to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Trustee, Employers, Participant and a Participant's Beneficiary as to the assets of the Trust. The Employers shall at all times remain liable to carry out their obligations under the Plan. The Employers and the Trustee shall cooperate with each other as is necessary to minimize the Trust's tax liability.

8.3    Accounts.

       (a)    The  Trustee   shall  establish  and  maintain  the  following
              separate accounts in the Trust:

              (i) A "Participant's Account" for each Participant to which the Employers' contributions, or a portion thereof, and earnings thereon shall be allocated to, held, and invested, the assets of which are to be used to pay the Change in Control Benefit and/or Employer Benefit in accordance with this Plan and the Trust; and
              (ii) An "Administrative Account" for the administrative expenses of the Trust to which a portion of the Employers' contributions and earnings thereon may be allocated to, held and invested, the assets of which are to be used to pay the administrative expenses, including all taxes, of the Trust in accordance with the terms and provisions of this Plan and the Trust.

       (b) Prior to a Change in Control, the Committee shall direct the Trustee in writing as to (i) the allocation of the Employers' contributions to the accounts described in Section 8.3(a) above, and (ii) the allocations of the earnings on the Employer's contributions held and invested in the accounts described in Section 8.3(a) above. Thereafter, the Trustee shall make such allocations in accordance with the terms and provisions of this Plan and the Trust.

       (c) Each of the accounts described in Section 8.3(a) above shall qualify for and be treated as separate shares under Code
              Section 663(c).


                                  ARTICLE 9
                             Insurance Policies

9.1 Policies. The Committee may direct the Trustee in writing to acquire one or more Policies in the Trustee's name. The Trustee shall be the sole and absolute owner and beneficiary of each Policy, with all rights of an owner and beneficiary, including without limitation, the right to surrender Policies for their cash surrender values and to take one or more loans against one or more Policies. Notwithstanding the foregoing, the Trustee shall exercise its ownership rights in each Policy only in accordance with the terms of this Plan, the respective Plan Agreements and the Trust.

9.2 Documents Required By Insurer. The Trustee, the Participant's Employer and the Participant shall sign such documents and provided such information as may be required from time to time by the Insurer.



                                 ARTICLE 10
                               Administration

10.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of persons approved by the Board of the Company. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

10.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to any Employer.

10.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

10.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.


                                 ARTICLE 11
                              Claims Procedures

11.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

       (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

       (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial of the claim, or any part of it;

                 (ii)       the    specific   reference(s)    to   pertinent
                            provisions of the Plan upon which such denial was based;

                (iii)       a  description of  any  additional  material  or
                            information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                 (iv) an explanation of the claim review procedure set forth in Section 11.3 below.

11.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

       (a)    may review pertinent documents;

       (b)    may submit written comments or other documents; and/or

       (c) may request a hearing, which the Committee, in its sole discretion, may grant.

11.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

       (a)    specific reasons for the decision;

       (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

       (c)    such other matters as the Committee deems relevant.

11.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.


                                 ARTICLE 12
                                Miscellaneous

12.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. Amounts payable to a Participant or his or her Beneficiary shall be paid from the general assets of an Employer exclusively.

12.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

12.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

12.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to be retained as a director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

12.5 Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.6 Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

12.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.8   Governing Law.   The provisions of  this Plan shall be  construed and
       interpreted according to the laws of the State of Arizona.

12.9 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address indicated below:

       If a Participant's Employer is Pinnacle West Capital Corporation or any other Employer other than Arizona Public Service Company, then to

              Pinnacle West Capital Corporation
              400 East Van Buren Street
              Post Office Box 52132
              Phoenix, Arizona  85072-2132
              Attn:  Human Resources

       If a Participant's Employer is Arizona Public Service Company, then to:

              Arizona Public Service Company
              400 North 5th Street
              P.O. Box 53999
              Phoenix, Arizona 85072-3999
              Attn: Manager, Compensation and Benefit
                     Station 8460

       Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

              Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

12.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

12.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

12.14 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to the Vesting Date, a Participant may petition the Committee, if prior to a Change in Control, or the Trustee, after a Change in Control, for a distribution of assets sufficient to meet the Participant's tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Trustee shall distribute to the Participant from the Trust, immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such taxation, which liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted.

              IN WITNESS WHEREOF the Company and Arizona Public Service Company have signed this amended and restated Supplemental Executive Benefit Plan document on December 31, 1992.



Pinnacle West Capital Corporation,
an Arizona corporation


By:    Faye Widenmann
   ________________________________________
Its:   Vice President
    _______________________________________


Arizona Public Service Company,
an Arizona corporation


By:   John Heenan
   ________________________________________

Its:  Manager, Compensation and Benefits
    _______________________________________